Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Sharing Services Global Corp. (Registrant)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (1)(3)	457(o)			$17,250,000	$147.60 per $1,000,000	$2,546.10
Fees to Be Paid	Equity	Representative’s Warrants (2)(4)	Other		-	-	-	-
Fees to Be Paid	Equity	Common Stock underlying Representative’s Warrants (1)(2)(3)(4)	457(o)			$1,078,125	$147.60 per $1,000,000	$159.13

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$18,328,125		$2,705.23
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$2,705.23

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). This amount also includes the aggregate offering price of additional common stock that may be issued upon exercise of a 45-day over-allotment option granted to the underwriters.

(2) No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

(3) Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s Warrants entitle the holder to purchase 5% of the shares of common stock sold in the offering at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s Warrants is $1,078,125, which is equal to 125% of $862,500 (5.0% of the proposed maximum aggregate offering price of $17,250,000).